Exhibit 99.01


                  Sento Receives $6.7 Million in Equity Funding

AMERICAN FORK, Utah, March 31, 2004 -- Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, has completed a private institutional equity funding placed by The Shemano Group.

In a transaction completed yesterday, Sento sold 634,962 shares, in an at-the-market transaction, at $10.56 per share, to several institutional investors in a private placement. The Shemano Group, a leading San Francisco-based investment banking and institutional broker/dealer firm, facilitated the private equity placement. Sento also issued 126,992 42-month warrants at an exercise price of $12.67, which are not exercisable for six months. Sento has contractually committed to register the resale of all of these securities in the near future.

None of the common stock, the warrants nor the common stock underlying the warrants (collectively, the "Securities") have been registered under the Securities Act of 1933 or any state securities laws. Unless so registered, the Securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 or any state securities laws. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Sento management expects to use the net proceeds of this offering to reduce the amount of borrowings under its line of credit and for working capital and general corporate purposes, including expanding their direct sales efforts. In addition, Sento anticipates that these funds will accelerate the enhancement of its current software tools offerings.

Mr. Pat O'Neal, Sento's President and CEO said, "Sento's head count has more than doubled in the past 9 months, and we anticipate continued, solid growth. As we recently stated, we are also increasing our gross profit margins over past quarters as we lay the groundwork for the future. This funding assures us that our growth will not outstrip our capital as we move to the next level of our evolution as a premier customer relationship provider."

SENTO PROFILE
Sento Corporation (www.sento.com.) provides the latest in Web-enabled CRM (Customer Relationship Management) solutions for a diversified portfolio of organizations. These services include self-help, live chat via Text TalkSM, Web collaboration, email, and telephone. Utilizing a tested and proven technology set, Sento provides enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com
Stanley J. Cutler, CFO, Sento at 801-772-1410 or stan_cutler@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net, or John Lefebvre, Shareholder Relations at 303-457-2852

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FORWARD LOOKING STATEMENTS
Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.